EXHIBIT 32

CERTIFICATION
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. §1350

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. §1350.

Dominic J. Pileggi, the Chief Executive Officer, and Kenneth W. Fluke, the Chief Financial Officer, of Thomas & Betts Corporation (the “Corporation”), each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated this 23rd day of February, 2007.

/s/  Dominic J. Pileggi
Dominic J. Pileggi
President and Chief Executive Officer

/s/  Kenneth W. Fluke
Kenneth W. Fluke
Senior Vice President and
Chief Financial Officer